REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees and the shareholders of Sun Capital Advisers Trust and the Shareholders of Sun Capital Investment Grade Bond Fund, Sun Capital Money Market Fund, Sun Capital Global Real Estate Fund, SC Davis Venture Value Fund, SC Oppenheimer Main Street Small Cap Fund, SC Oppenheimer Large Cap Core Fund, SC WMC Large Cap Growth Fund, SC WMC Blue Chip Mid Cap Fund, SC Lord Abbett Growth & Income Fund, SC Goldman Sachs Mid Cap Value Fund, SC Goldman Sachs Short Duration Fund, SC Dreman Small Cap Value Fund, SC PIMCO High Yield Fund, SC PIMCO Total Return Fund, SC AIM Small Cap Growth Fund, SC AllianceBernstein International Value Fund, SC BlackRock Inflation Protected Bond Fund, SC Ibbotson Moderate Fund, SC Ibbotson Balanced Fund, and SC Ibbotson Growth Fund:

In planning and performing our audits of the financial statements of Sun Capital Advisers Trust (the Trust), including Sun Capital Investment Grade Bond Fund, Sun Capital Money Market Fund, Sun Capital Global Real Estate Fund, SC Davis Venture Value Fund, SC Oppenheimer Main Street Small Cap Fund, SC Oppenheimer Large Cap Core Fund, SC WMC Large Cap Growth Fund, SC WMC Blue Chip Mid Cap Fund, SC Lord Abbett Growth & Income Fund, SC Goldman Sachs Mid Cap Value Fund, SC Goldman Sachs
Short Duration Fund, SC Dreman Small Cap Value Fund, SC PIMCO High
Yield Fund, SC PIMCO Total Return Fund, SC AIM Small Cap Growth Fund,
SC AllianceBernstein International Value Fund, SC BlackRock Inflation Protected Bond Fund, SC Ibbotson Moderate Fund, SC Ibbotson Balanced Fund, and SC Ibbotson Growth Fund (collectively the Funds) as of and for the year ended December 31, 2009, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Trusts internal control over financial reporting, including control over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A funds internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A funds internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund is being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a funds assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board
(United States). However, we noted no deficiencies in the Trusts internal control over financial reporting and its operation, including controls for safeguarding securities that we consider to be a material weakness, as defined above, as of December 31, 2009.


This report is intended solely for the information and use of management, the Trustees of the Sun Capital Advisers Trust and the Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.

/s/DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 25, 2010